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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 29, 1998

                        LORAL SPACE & COMMUNICATIONS LTD
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Islands of Bermuda              1-14180                   13-3867424
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                         Identification Number)


       600 Third Avenue, New York, New York                10016
      ----------------------------------------           ----------
      (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:
                                 (212) 697-1105


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Item 5.  Other Events.
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                  On June 29, 1998, Loral Space & Communications  Ltd. ("Loral")
completed  the public  offering  (the  "Offering")  of 23 million  shares of its
common  stock   (including  3  million   shares  issued  upon  exercise  of  the
underwriters' over-allotment option) at $27.00 per share. The net proceeds of the Offering were $602 million, of which Loral used $175 million to fund the Globalstar Purchase (as described below) and the remainder of which Loral intends to use for general corporate purposes, including investment in its existing core businesses, to pursue emerging satellite service opportunities worldwide and for possible acquisitions.

                  On July 6, 1998, Loral completed the purchase of 30% of the limited partnership interests of Globalstar, L.P. ("Globalstar") (i.e. 4.2 million partnership interests in the aggregate corresponding to 16.8 million shares of common stock of Globalstar Telecommunications Limited ("GTL")) held by the founding strategic partners of Globalstar for $420 million in cash (the "Globalstar Purchase"), or the equivalent of $25 per share of GTL common stock. The strategic partners participating in the transaction are reinvesting one half of the proceeds ($210 million in the aggregate) in the Globalstar System for the purchase of Globalstar gateways and user terminals. Loral used $175 million of Offering proceeds to finance the Globalstar Purchase and the remaining balance of $245 million was provided through the concurrent sale by Loral of 8.4 million shares of GTL common stock (the "Soros Investment") that Loral owned to persons or entities advised by or associated with Soros Fund Management L.L.C. ("Soros").

                  After giving effect to the Globalstar Purchase, Loral's fully diluted ownership in Globalstar increased from approximately 38% to 42%, after giving effect to the Soros Investment. Soros acquired from Loral, in lieu of Globalstar limited partnership interests, shares of GTL common stock, which are restricted for U.S. securities law purposes, and for which GTL has agreed to file a shelf registration statement and have such registration statement declared effective within one year. Accordingly, Soros paid to Loral a premium of $4.1667 per share of GTL common stock over the price paid by Loral in the Globalstar Purchase.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LORAL SPACE & COMMUNICATIONS LTD.
                                    (Registrant)

Date: July 6, 1998                  By: /s/ Eric J. Zahler
                                       ------------------------------
                                           Eric J. Zahler
                                       Vice President, General
                                       Counsel and Secretary




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